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                                  EXHIBIT 23.1

                     CONSENT OF DEMETRIUS & COMPANY, L.L.C.


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                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the First National Community Bancorp, Inc. 2000 Independent Directors Stock Option Plan of our report dated January 18, 2001, with respect to the audited consolidated financial statements of First National Community Bancorp, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000 and filed with the Securities and Exchange Commission on March 23, 2001.



/s/ Demetrius & Company, L.L.C.


Wayne, New Jersey
May 25, 2001